                                                                     EXHIBIT 9.2

                            VOTING TRUST AGREEMENT
                            ----------------------


          THIS VOTING TRUST AGREEMENT (the "Agreement"), is dated as of October
                                            ---------
26, 1999, by and among Scott A. Blum ("Blum"), the trusts listed on Exhibit A
                                       ----                         ---------
(individually a "Stockholder" and collectively the "Stockholders"), BUY.COM
                 -----------                        ------------
Inc., a Delaware corporation (the "Company") and the Outside Directors (as
                                   -------
hereinafter defined) of the Company's Board of Directors listed on Exhibit B to
                                                                   ---------
this Agreement (the "Trustees").
                     --------

                                   RECITALS

          A. WHEREAS, the Company intends to make an initial public offering (the "IPO") of its common stock, par value $.0001 per share (the "Common
      ---                                                         ------
Stock"), through a group of underwriters lead managed by Merrill Lynch & Co.,
- -----
Merrill Lynch, Pierce, Fenner & Smith Incorporated; and

          B. WHEREAS, the Stockholders currently own in the aggregate a total of 99,372,465 shares of Common Stock (the "Initial Shares") and no other shares
                                           --------------
of the Company's capital stock; and

          C. WHEREAS, neither Blum nor any Blum Family Member (as hereinafter defined) currently owns any shares of Common Stock or any other shares of the Company's capital stock (other than as set forth on Exhibit D); and
                                                    ---------

          D. WHEREAS, the Initial Shares constitute approximately fifty-six percent (56%) of the outstanding capital stock of the Company as of the date hereof (assuming the conversion of all outstanding shares of the Company's capital stock into shares of Common Stock); and

          E. WHEREAS, in order to assist the Company in marketing and completing the IPO and for other valuable consideration, the Company, the Stockholders and Blum have agreed to enter into this Agreement to create the BUY.COM Inc. Voting Trust (the "Trust"); and
                                -----

          F. WHEREAS, in accordance with the provisions of this Agreement, the Stockholders and Blum have agreed to deposit, or cause to be deposited, into the
Trust: (i) the Initial Shares; and (ii) any additional shares of the Company's capital stock that hereafter are acquired by the Stockholders or Blum from the Company or any other stockholder (including, without limitation, any shares of capital stock of the Company that may be issued upon the exercise of rights, warrants or options to purchase, or other securities convertible into or exchangeable for, the Common Stock) (collectively, the "Additional Shares"); and
                                                        -----------------

          G. WHEREAS, the Stockholders and Blum desire to empower the Trustees to vote all of the shares of the Company's capital stock that become subject to the terms and conditions of this Agreement.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the foregoing and of the agreements contained herein, it is hereby agreed:

     1.   Definitions.  For all purposes of this Agreement, except as otherwise
          -----------
expressly provided herein or unless the context otherwise requires:

          (i) capitalized terms defined in the Recitals to this Agreement have the meanings assigned to them there;

          (ii) capitalized terms defined in other Sections of this Agreement have the meanings assigned to them there;

          (iii) all capitalized terms defined in this Agreement include the plural as well as the singular and vice versa, when the context requires; and

          (iv) where appropriate, all references to the masculine in this Agreement include both the feminine and the neuter, and vice versa, when the context requires.

          "Excluded Shares" means: all shares of the Company's capital stock
           ---------------
acquired by all Blum Affiliates in the aggregate (other than shares of capital stock or options to purchase shares of capital stock issued or granted to Blum Affiliates pursuant to the Company's equity compensation plans or other agreements approved by a majority of the disinterested members of the Board of Directors) on or after the date hereof until the number of shares so acquired equals one percent (1%) of the Company's issued and outstanding capital stock. (Conversely, all shares of the Company's capital stock acquired by all Blum Affiliates in the aggregate (including shares of capital stock or options to purchase shares of capital stock issued or granted to Blum Affiliates pursuant to the Company's equity compensation plans or other agreements approved by a majority of the disinterested members of the Board of Directors) on or after the date hereof that are in excess of one percent (1%) of the Company's issued and outstanding capital stock shall not constitute Excluded Shares.)

          "Blum Affiliate" means: (i) a Blum Family Member; (ii) an individual
           --------------
that is supported, directly or indirectly, to a material extent by Blum or any Blum Family Member; (iii) an individual that is (or has been during the past three months) employed directly or indirectly by Blum, any of the Stockholders or any Blum Family Member; (iv) an individual or entity that is (or has been during the past three months) retained by Blum, any of the Stockholders or any Blum Family Member as a consultant generally operating at the direction of Blum, any of the Stockholders or such Blum Family Member; (v) an individual or entity that has a Substantial Business Investment in any entity with Blum, any of the Stockholders, or any Blum Family Member; (vi) an entity that controls, is controlled by, or is under common control with, Blum, any of the Stockholders or any Blum Family Member; or (vii) an individual who serves as an officer, director, partner, member, executor, administrator, personal representative, trustee, successor or assign (or in a similar capacity) with respect to any of the foregoing. Notwithstanding the foregoing, the following shall not be deemed to be a Blum Affiliate for purposes of Section 3(c) and, pursuant to such
Section 3(c), shall not be required to deposit shares of the Company into the
Trust: (a) officers, directors and employees of the Company who would not otherwise meet the definition of a Blum Affiliate but for their position as an officer, director or employee of the Company, any subsidiary of the Company, including but not limited to BUYNOW INC., or any joint venture in which the Company has an interest; and (b) the entities listed on Exhibit C hereto.
                                                        ---------

          "Blum Family Member" means any former, existing or future spouse,
           ------------------
parent, child, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of Blum.

          "control" (including the terms "controlled by" and "under common
           -------
control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of any entity, whether through the ownership of voting securities, by contract, or otherwise.

          "Outside Director" means a member of the Board of Directors of the
           ----------------
Company who: (i) is not (and has not been during the past three months) employed directly or indirectly by the Company; (ii) has not been during the past twelve months involved in any transaction or series of transactions with the Company in which the amount involved exceeded $60,000 and in which such person has or had a direct or indirect material interest; and (iii) is not a Blum Affiliate. Notwithstanding the foregoing, the sale of 209,145 shares of Common Stock to each of Donald M. Kendall, Charles W. Richion, James B. Roszak, John Sculley and Wayne T. Thorson in October 1998 through March 1999 at a purchase price of $2.39 per share shall not disqualify such individuals from otherwise satisfying the definition of an Outside Director. Any successor Trustee who, although not a member of the Board of Directors of the Company, is appointed by the Board of Directors of the Company and approved by the remaining Trustees, if any, in accordance with Section 7(b) hereof, shall be deemed to be an Outside Director for all purposes under this Agreement.

          "Substantial Business Investment" means any investment by a person or
           -------------------------------
entity that comprises more than five percent (5%) of the equity or debt of a corporation, partnership, limited liability company, joint venture or other entity in which the Stockholders, Blum or any Blum Family Member is the record or beneficial owner of five percent (5%) or more of the equity or debt of such entity.

          "Trust Beneficiary" means the Stockholders and any other beneficial
           -----------------
owner of shares of the Company's capital stock that become subject to the terms and conditions of this Agreement.

          "Trust Shares" means the Initial Shares, the Additional Shares and any
           ------------
other shares of the Company's capital stock that become subject to the terms and conditions of this Agreement (including, without limitation, any Initial Shares or Additional Shares or other shares of the Company's capital stock that are acquired by a Blum Affiliate on or after the date hereof). Notwithstanding the foregoing, (i) all shares of capital stock or options to purchase shares of capital stock issued or granted to Blum Affiliates pursuant to the Company's equity compensation plans or other agreements approved by a majority of the disinterested members of the Board of Directors; and (ii) all Excluded Shares acquired on or after the date hereof shall not be included in the definition of "Trust Shares" and will not be subject to the terms and conditions of this Agreement. Further, and as a matter of clarity, all shares of the Company's capital stock acquired by Blum Affiliates prior to the date hereof (and listed on Exhibit D hereto) shall be excluded from the definition of "Trust Shares."
   ---------

     2.   Appointment of Trustees; Minimum Number of Trustees.  The
          ---------------------------------------------------
Stockholders, Blum and the Company hereby appoint the Trustees to serve as Trustees of the Trust, and the Trustees hereby accept such appointment and agree to act as Trustees of the Trust in accordance with the terms and conditions of this Agreement. For so long as this Agreement shall remain in effect, there shall be at least two Outside Directors serving as Trustees under this Agreement and, if at any time there shall be less than two Outside Directors serving as Trustees, then the Board of Directors of the Company shall promptly appoint and the remaining Trustees, if any, shall approve one or more Trustees in accordance with the procedures set forth in
Section 7(b) hereof.

     3.   Deposit of Shares and Issuance of Trust Certificates.
          ----------------------------------------------------

          (a) Deposit of Initial Shares.  Concurrent with the execution of this
              -------------------------
Agreement, the Stockholders and Blum will endorse in blank and assign and deliver to the Trustee all certificates for the Initial Shares and shall do all things necessary for the transfer of the Initial Shares to the Trustees on the books of the Company.

          (b) Deposit of Additional Shares.  For so long as this Agreement
              ----------------------------
remains in effect, the Stockholders and Blum agree to deliver to the Trustees certificates for all Additional Shares hereafter acquired by the Stockholders, Blum or any Blum Family Member immediately upon becoming the record or beneficial owner thereof, duly endorsed for transfer or accompanied by duly executed instruments of transfer.

          (c) Deposit of Shares to be Acquired by a Blum Affiliate.  For so long
              ----------------------------------------------------
as this Agreement remains in effect, the Stockholders and Blum agree to cause any Blum Affiliate who intends to acquire any Trust Shares (hereinafter, a "Blum
                                                                            ----
Affiliate Stockholder"): (i) to become a party to this Agreement; and (ii) to
- ---------------------
consent to the registration, transfer and issuance of such shares in the names of the Trustees (for the benefit of such Blum Affiliate Stockholder) and to the registration, issuance and delivery by the Trustees to such Blum Affiliate Stockholder of Trust Certificates (as hereinafter defined) in place of the stock certificates for the Trust Shares being acquired by such Blum Affiliate Stockholder, all in accordance with the terms and conditions of this Agreement. Thereafter, such Blum Affiliate Stockholder shall be included within the definition of "Trust Beneficiary" for all purposes of this Agreement.

          (d) Delivery of Trust Certificates.  Promptly upon receipt of any
              ------------------------------
Trust Shares, the Trustees shall: (i) cause such Trust Shares to be cancelled, transferred and registered in the stock records of the Company in the name of the Trustees (or a nominee name designated by them); (ii) shall cause the new share certificates to bear a legend stating that the securities evidenced thereby are subject to the terms of this Agreement; and (iii) shall issue and deliver to the Trust Beneficiary a Voting Trust Certificate (a "Trust
                                                                -----
Certificate") in respect of the number and type of Trust Shares transferred to
- -----------
and held of record by the Trustees for the benefit of such Trust Beneficiary under this Agreement, in the form of Exhibit E hereto (except that the Trustees
                                     ---------
shall affix to any such Trust Certificate any restrictive legend borne by the certificate for the Trust Shares for which such Trust Certificate is exchanged). All Trust Certificates shall be signed by a majority of the Trustees.

          (e) Release of Shares from Trust.  In the event that one of the
              ----------------------------
Stockholders, Blum or any Blum Affiliate Stockholder sells or transfers any of the Trust Shares to a third party (other than to Blum, a Blum Family Member, a Blum Affiliate or a Blum Affiliate Stockholder), then, upon the closing of such transaction, the Trust Shares so transferred shall be released from this Trust.

     4.   Trustees' Powers and Duties.
          ---------------------------

          (a)  Voting Powers. For so long as this Agreement remains in effect,
               -------------
the Trustees shall have the right to exercise all voting rights and powers in respect of the Trust Shares, and to take part in, consent to, or oppose, any corporate or stockholders' action of any kind whatsoever. The Trustees' right to exercise all voting rights and powers in respect of the Trust Shares, and to take part in, consent to, or oppose, any corporate or stockholders' action of any kind whatsoever shall be subject to the different terms and conditions depending on whether the proposed action is characterized as a "Significant Stockholder Action" or a "Routine Stockholder Action," as hereineafter defined.

               (i) "Significant Stockholder Action" means (i) the election of directors; (ii) the dissolution, consolidation, merger, reorganization or recapitalization of the Company; (iii) the lease, sale or license of all or a substantial portion of the assets of the Company; (iv) the issuance or sale of securities by the Company or any "affiliate" of the Company (as defined in Rule 405 of Regulation C under the Securities Exchange Act of 1934, as amended); (v) the amendment of this Agreement; or (vi) any combination of the foregoing; in each case, to the extent a stockholder vote is otherwise required by law.

               (ii) "Routine Stockholder Action" means any stockholder action required by law other than a Significant Stockholder Action.

          (b)  Voting Procedure For Significant Stockholder Actions.  The
               ----------------------------------------------------
Trustees must vote in respect of any Significant Stockholder Action as follows:

               (i) if the matter concerned is the election of directors, then the Trustees shall vote the whole number of Trust Shares for each director (or nominee for director) for which such Trust Shares are eligible to vote by multiplying the total number of votes held by the Trust by a fraction, the numerator of which is the number of votes cast in respect of shares of the Company other than the Trust Shares (the "Nonaffiliated Votes") for such person
                                          -------------------
and the denominator of which is the total number of Nonaffiliated Votes represented by all shares casting any votes in the election of such directors; provided, however, that notwithstanding the foregoing, the Trustees shall vote all of the Trust Shares against any proposal to elect Blum to the Board of Directors of the Company; and

               (ii) on all other matters, including without limitation, any amendment of this Agreement for which a stockholder vote is required under
Section 14(h) hereof, the Trustees shall at all times vote all of the Trust Shares for the matter, against the matter, or shall abstain or cause to have the same effect as broker non-votes, in the same proportion in favor of, in opposition to, or in abstention or as broker non-votes with respect to, such matter as the Non-Affiliated Votes are cast for, against, or in abstention or are broker non-votes with respect to, such matter.

          (c)  Voting Procedure For Routine Stockholder Actions.  The Trustees
               ------------------------------------------------
may vote in respect of any Routine Stockholder Action in any manner as determined by a majority of the Trustees who shall act in the best interests of the Company. In the event that only two individuals are serving as Trustees at the time such Routine Stockholder Action is to be voted upon, such vote by the Trustees must be unanimous.

          (d) If any calculation of votes under Section 4(b) or 4(c) would require a fractional vote, the Trustees shall vote the next lower number of whole shares.

          (e) The Trustees shall use all reasonable commercial efforts to ensure, with respect to the Trust Shares, that all of the Trust Shares are counted as being present for the purposes of any quorum required for any stockholder action.

     5.   Sales of Trust Shares.  The Trustees shall have no authority to sell
          ---------------------
or otherwise dispose of or to pledge, encumber or hypothecate, any of the Trust Shares. Subject to compliance with applicable securities laws and any contractual restrictions to which any Trust Beneficiary or the Trust Shares may be subject, the Trust Beneficiaries shall have the right, in their sole discretion, to sell or otherwise dispose of or to pledge, encumber or hypothecate, any of the Trust Shares, provided that any such transfer to a Blum Affiliate shall be subject to the condition precedent that such Blum Affiliate agrees in writing to be bound by this Agreement.

     6.   Dividends and Distributions on the Trust Shares.  Upon the declaration
          -----------------------------------------------
of any dividends or the payment of any other distribution of the Company with respect to Trust Shares held for the benefit of the Trust Beneficiaries (other than pro rata distributions of additional voting shares of the Company, which shall be deposited into the Trust), the Trustees shall distribute or cause all such dividends and distributions to be distributed by the Company to the Trust Beneficiaries. In the event of the dissolution, liquidation or winding up of the Company during the term of this Agreement in such manner as to entitle the Trust Beneficiaries to liquidating dividends in respect of the Trust Shares, the Trustees shall distribute or cause all such liquidating dividends with respect to the Trust Shares to be distributed by the Company to the Trust Beneficiaries.

     7.   The Trustees.
          ------------

          (a)  Trustees as Stockholder or Affiliate.  Any Trustee and any entity
               ------------------------------------
of which such Trustee may be a trustee, stockholder, director, officer, agent, partner, member, or employee may be an investor in the Company or any Blum Affiliate and may have a business relationship with the Company or any Blum Affiliate provided that the magnitude of such investment or business relationship does not result in such Trustee being deemed to be a Blum Affiliate. The determination as to whether a Trustee shall be deemed to be a Blum Affiliate by virtue of any investments or business relationships shall be determined in good faith by the other Trustees under this Agreement.

          (b)  Successor Trustees.
               ------------------

                (i) The Trustees may resign by giving notice of resignation to the Company and to the Trust Beneficiaries. Any successor Trustees shall enjoy all the rights, powers, interests, and immunities of the Trustees as originally constituted, and the title to the Trust Shares of any Trustees who may resign or be removed or become incapacitated (by death, disability or otherwise) to act shall, upon such resignation or removal or incapacity, vest in the successor Trustees.

               (ii) In the event of the removal, resignation, or incapacity to act of any of the Trustees (a "Trustee Vacancy"), an Outside Director shall be
                               ---------------
appointed by the Board of Directors of the Company to serve as a successor Trustee. The appointment of such successor Trustee shall be subject to the approval of the remaining Trustee(s), if any, which approval shall not be unreasonably withheld.

               (iii) In the event that (A) there are not at least two Outside Directors available and willing to serve as Trustees hereunder, or (B) the Outside Director appointed by the Board of Directors to fill a Trustee Vacancy pursuant to Section 7(b)(ii) hereof is not approved by the remaining Trustee(s) in accordance with such Section 7(b)(ii), then one or more individuals who are not members of the Board of Directors of the Company may be appointed by the Board of Directors to serve as a successor Trustee. The appointment of such successor Trustee shall be subject to the approval of the remaining Trustee(s), if any, which approval shall not be unreasonably withheld. If, in accordance with the preceding sentence, the remaining Trustee(s) fail to approve two successive appointees by the Board of Directors to fill any one Trustee Vacancy, the majority of the Board of Directors shall appoint the successor Trustee to fill the Trustee Vacancy, which appointment shall not be subject to the approval of the remaining Trustee(s).

          (c) Notwithstanding any change in the Trustees, the Trust Certificates may be: (i) voted; and/or (ii) endorsed and transferred, by any successor Trustees with the same effect as if voted, endorsed and transferred by the former Trustees. The Trustees are authorized and empowered to cause any further transfer of said Trust Shares and Trust Certificates to be made which may be necessary through the occurrence of any change of person acting as Trustees hereunder.

          (d)  Relationship of Parties.  The Trust created by this Agreement is
               -----------------------
not intended to be, and shall not be deemed to be, and shall not be treated as a general partnership, limited partnership, joint venture, corporation, or joint stock company or association. The relationship of the Trust Beneficiaries to the Trustees shall be solely that of stockholder and beneficiary of the Trust created by this Agreement and their rights shall be limited to those conferred upon it by this Agreement.

          (e)  Consultation with Outside Advisors. The Trustees may consult with
               ----------------------------------
legal counsel, which may be counsel to the Company or any of its affiliates or any of its or its affiliates' officers, directors or partners.

          (f)  Liability of Trustees.  In voting on all matters which may come
               ---------------------
before any meeting of stockholders of the Company, the Trustees shall vote the Trust Shares in the manner prescribed by this Agreement, and it is understood that the Trustees shall not incur responsibility by reason of any error of judgment or of law or by any matter or thing done or omitted under this Agreement, except, with respect to any individual Trustee, for his own individual gross negligence or willful misconduct. No Trustee shall be liable in any event for acts or defaults of any other Trustee or for acts or defaults of any employee, agent, proxy, or attorney-in-fact of any other Trustee. The Trustees shall always be protected and free from liability in acting upon any notice, request, consent, instruction, certificate, declaration, telefax, guarantee, affidavit, or other paper or document or signature reasonably believed by them to be genuine and to have been signed by the proper party or parties or by the party or parties purporting to have signed the same.

          (g)  Trustees' Indemnity. The Company shall indemnify, defend and hold
               -------------------
harmless the Trustees against any and all losses, damages, liabilities, obligations, claims, demands, judgments, settlements, governmental investigations, costs and expenses of any nature whatsoever, including the reasonable fees and expenses of attorneys, accountants and consultants (collectively, "Damages"), incurred in connection with or arising from the
                -------
performance of their duties under this Agreement (except for any Trustee's gross negligence or willful misconduct). Such indemnification shall be paid as incurred and on demand, subject to an undertaking by the Trustees (individually or as a group) to repay if it is ultimately determined that he is not, or they are not, as the case may be, entitled to such indemnification. In the event any Trust Beneficiary shall request the Trustees to bring an action on his behalf, then such Trust Beneficiary shall pay in advance all the expense of prosecuting such action and shall indemnify, defend and hold harmless the Trustees against all Damages incurred in connection with such action. The Trustees shall have no obligation to commence or proceed with such suit unless they are satisfied that all necessary monies have been paid in advance for this purpose.

     8.   Restrictions on Transfer of Trust Certificates.  The Trust
          ----------------------------------------------
Certificates shall be transferable only as provided in the Trust Certificates and this Agreement. Each Trust Beneficiary shall be at liberty to sell, transfer or otherwise dispose of his Trust Certificates issued hereunder; provided, however, that any transferee that is a Blum Affiliate shall agree in writing, prior to the closing of such transaction, to be bound by this Agreement as though such Blum Affiliate were a signatory to this Agreement. All sales or transfers shall be recorded in the Certificate Book (as hereinafter defined) and any proper sale or transfer made of any Trust Certificate shall vest in the purchaser or transferee all rights of the transferor and shall subject the purchaser or transferee to the same limitations as those imposed on the transferor by the terms of the Trust Certificate so transferred, and by this Agreement. Upon any such transfer, following execution of an agreement to be bound by this Agreement by a purchaser or transferee and upon surrender to the Trustees of any Trust Certificate sold or transferred, duly endorsed for transfer, the Trustees shall deliver a new Trust Certificate or Trust Certificates to the purchaser or transferee for the beneficial interest in the number and type of the Trust Shares represented by the Trust Certificate so sold or transferred. The Trustees shall not be required to recognize any sale or transfer of a Trust Certificate not made in accordance with the provisions hereof unless the person or persons claiming such ownership shall have produced indicia of title satisfactory to the Trustees, and shall have deposited with the Trustees indemnity satisfactory to them, and shall have executed an agreement to be bound by this Agreement. As a matter of clarity, this Section shall not prohibit or otherwise limit a Stockholder's right to sell or transfer Trust Shares to a third party in accordance with Section 5 of this Agreement.

     9.   Continuance and Termination of Trust.
          ------------------------------------

          (a)  Term and Termination. This Agreement shall become effective as of
               --------------------
the date hereof and shall terminate on the earlier to occur of: (i) one hundred eighty days (180) days after the date the registration statement for the Company's IPO is withdrawn (in the event that the IPO is not consummated); or
(ii) the tenth (10/th/) anniversary of the closing date of the IPO; provided, however, that notwithstanding the foregoing, this Agreement shall not terminate if its continued existence is required by a third party regulatory authority (e.g., if required as a condition to the continued listing of the Company's (or any successor's) equity securities on the Nasdaq National Market or other principal trading market for such equity securities). Except as otherwise provided in this Agreement, the Trust created by this Agreement is hereby expressly declared to be irrevocable.

          (b)  Consolidation, Exchange, Recapitalization.  In the event of a
               -----------------------------------------
consolidation, share-for-share exchange, recapitalization or other reorganization involving the Company, this Agreement shall be effective and shall remain in force for its full term, substituting, where appropriate, for the shares issued in such consolidation, exchange, recapitalization or other reorganization, new Trust Shares and Trust Certificates.

          (c)  Actions Following Termination.
               -----------------------------

                 (i) As soon as practicable after the termination of this Agreement, the Trustees shall by formal assignment of the Trust Shares cause the Company to deliver to the Trust Beneficiaries share certificates or securities representing the number of Trust Shares (together with any other property distributed in respect of such Trust Shares and not yet delivered to the relevant Trust Beneficiary), upon the surrender of such Trust Certificates properly endorsed.

                 (ii) If any Trust Beneficiary cannot be located or fails or refuses to surrender Trust Certificates in exchange for Trust Shares and/or other property as aforesaid, the Trustees may in their discretion deliver said Trust Shares and/or other property to the Company for the benefit of the person or persons entitled thereto. Upon any such delivery the Trustees shall be fully acquitted and discharged with respect to the delivery of said Trust Shares and/or other property.

     10.  Record Date.  The Trustees shall use as the record date for the
          -----------
determination of any person or entity entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any other lawful action, or to vote on any matter, the record date so fixed by the Company with respect to the Trust Shares. When a record date is so fixed, the stockholder of record on that date is entitled to receive the dividend, distribution, or allotment of rights, or to vote, or to exercise of the rights, as the case may be, notwithstanding any transfer of the Trust Certificates after the record date. The record date for determining Trust Beneficiaries for any purpose other than as set forth in this Section shall be at the close of business on the day on which the Trustees adopted the resolution relating thereto, or the sixtieth (60/th/) day prior to the date of such other action, whichever is later.

     11.  Inspection of Records.  The Trustees shall keep at 21 Brookline, Aliso
          ---------------------
Viejo, California 92656, or such other address at which the Company's principal executive office may be located (the "Executive Office"), correct books of
                                      ----------------
account of all business and transactions conducted hereunder, and a book to be known as the "Certificate Book" containing the names of all persons who are
              ----------------
subject to this Agreement, showing their places of residence, the number and type of shares represented by the Trust Certificates held by them, and the date they became the owners thereof. This Agreement shall be open for inspection by any Trust Beneficiary, any stockholder of the Company, or the agent of either, upon the same terms as the record of stockholders of the Company is open to inspection by stockholders.

     12.  Lost or Stolen Trust Certificates.  If a Trust Certificate shall be
          ---------------------------------
lost, stolen, mutilated, or destroyed, the Trustees, in their discretion, may issue a duplicate of such Trust Certificate upon receipt of evidence of such fact satisfactory to a majority of the Trustees, and upon receipt of an indemnity satisfactory to a majority of the Trustees, and upon receipt of the existing Trust Certificate, if mutilated.

     13.  Further Agreements and Covenants.
          ---------------------------------

          (a) Blum agrees that, in connection with the execution of this Agreement, he will: (i) resign from the Board of Directors of the Company; (ii) terminate his employment relationship with the Company; and (iii) agree not to serve as an employee, officer or director of the Company for so long as this Agreement remains in effect.

          (b) Blum agrees that, for so long as this Agreement remains in effect, he will not: (i) participate in the determination of, or application of, any revenue recognition policies of the Company; (ii) contact any personnel in the accounting or finance staff of the Company (other than the Chief Financial Officer); (iii) contact any personnel in the operations staff of the Company (other than the Chief Executive Officer); (iv) become involved with, or assume any responsibility for, advertising sales or product sales of the Company; (v) have any contact with outside financial or equity analysts, including participation on analyst calls or other conference calls or meetings with outside financial or equity analysts regarding the Company; (vi) execute any contracts on behalf of the Company; (vii) commit Company funds or resources in any manner or area; (viii) have direct supervision of any officer or employee of the Company (other than his secretary); (ix) maintain an office in the Company's main building; or (x) receive any salary or wage from the Company.

     14.  Miscellaneous.
          -------------

          (a)  Filing of Agreement.  The Trustees shall cause to be filed a copy
               -------------------
of this Agreement, and every amendment or supplement hereto, in the registered office of the Company in the State of Delaware and at the Executive Office, which Agreement shall be open to the inspection by any Trust Beneficiary or any stockholder of the Company during business hours of the Company.

          (b)  Successors and Assigns.  This Agreement shall bind the Trustees,
               ----------------------
the Company and the Trust Beneficiaries hereunder and each and all of the heirs, executors, administrators, personal representatives, successors, assigns and permitted transferees thereof, and shall inure to the benefit of the Trustees, the Company and the Trust Beneficiaries and their respective heirs, executors, administrators, personal representatives, successors, assigns and permitted transferees.

          (c)  Notices. Unless otherwise expressly provided herein, all notices,
               -------
requests, demands, instructions, documents and other communications to be given hereunder by any party to another shall be in writing, shall be sent to the address/fax number set forth below (provided that any party may at any time change its address for notice or other such information by giving written notice thereof in accordance with this Section), and shall be deemed to be duly given upon the earliest of: (i) hand delivery; (ii) the first business day after sending by reputable overnight delivery service for next-day delivery; (iii) the third business day after sending by first class United States mail, postage prepaid; (iv) the time of successful facsimile transmission (or in the event the time of receipt of the fax in the city where the fax is received is not during regular business hours on a business day, then at the customary hour for the opening of business on the next business day); or (v) the date actually received by the other party:

               If to Stockholders:  To the address of the Stockholder appearing on the records of the Trustees.

               If to Trustees:      c/o Donald Kendall
                                    700 Anderson Hill
                                    Purchase, New York 10577
                                    Tel: (914) 253-2000
                                    Fax: (914) 253-3003

               If to the Company:   BUY.COM Inc.
                                    21 Brookline
                                    Aliso Viejo, CA 92656
                                    Attn: Chief Executive Officer
                                    Tel: (949) 425-5220
                                    Fax: (949) 425-5320

               If to Blum:          Scott A. Blum
                                    3 Ritz Cove
                                    Monarch Beach, CA 92629
                                    Tel: (949) 443-1030
                                    Fax:

          (d)  Counterparts.  This Agreement may be executed in multiple
               ------------
counterparts, each of which shall be deemed an original but all of which taken together shall constitute one instrument.

          (e)  Enforceability.  If in any judicial proceedings, a court shall
               --------------
refuse to enforce any of the provisions of this Agreement, then such unenforceable provision shall be deemed modified or limited so as to effectuate, to the maximum extent possible, the parties' expressed intent, and, if no such modification or limitation could render it enforceable, it shall be eliminated from this Agreement, and, in any event, the remaining provisions of this Agreement shall remain in full force and effect. Each of the parties hereto shall take any and all actions necessary for the enforceability of this Agreement under Delaware law, including without limitation any necessary filings or actions required by Section 218 of the Delaware General Corporation Law.

          (f)  Entire Agreement.  This Agreement is the entire agreement of the
               ----------------
parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous negotiations, understandings, arrangements and agreements. Blum and the Stockholders each represent and warrant that this Agreement is fully integrated and not in need of parol evidence in order to reflect the intention of the parties. Moreover, Blum and each of the Stockholders acknowledge: (i) that he and it intend the literal words of the Agreement to govern and for all prior and contemporaneous negotiations, drafts and other extrinsic communications to have no significance or evidentiary effect;

and (ii) that this Agreement has been fully negotiated by the parties and that accordingly it shall be construed "evenly" and not for or against any party. By signing this Agreement, Blum and each of the Stockholders further acknowledge that he and it have consulted with legal counsel about the effect of this Section and understand its effect.

          (g)  Compensation of Trustees; Payment of Costs.  The Trustees shall
               ------------------------------------------
not be entitled to any compensation for their services as Trustees. The Trustees agree that the Trust Beneficiaries shall have no obligation to pay to the Trustees any amount whatsoever as fees or in respect to the Trustees' costs or expenses related to this Agreement, except as provided in Sections 7(f) and 14(k). The Trustees will look solely to the Company for reimbursement of any amounts incurred or expended by them in connection with their duties under this Agreement, except as provided in Sections 7(f) and 14(k), and expressly waive any rights which they might otherwise have to charge the trust corpus for any costs, fees or expenses related to this Agreement, or to withhold any amounts from or set off any amounts against the shares received by them in trust or any distributions thereon.

          (h)  Amendment and Modification.  The Company and its stockholders are
               --------------------------
expressly made third party beneficiaries of this Agreement and, accordingly, to the fullest extent permitted by law, this Agreement may not be amended without:
(i) the prior written consent of the Company, acting by unanimous vote of its Board of Directors of the Company; (ii) the approval of the Company's stockholders, acting by affirmative vote of two-thirds (2/3) of the total voting power of the capital stock of the Company generally entitled to vote on matters submitted to a stockholder vote; (iii) the written approval of the independent certified accounting firm that is at the time engaged as the Company's primary outside auditors; and (iv) with respect to any proposed amendment to the definition of "Trust Shares" in Section 1 hereof, or to Section 3(d), Section 5,
Section 6 or Section 8 hereof, only, a majority in interest of the Stockholders; provided, however, that the parties hereto may enter into any amendment of this Agreement, without regard to this Section, and each Trust Beneficiary hereby agrees to enter into such amendment, if such amendment is in the opinion of legal counsel to the Company necessary or appropriate to maintain compliance of this Agreement with the laws of the State of Delaware. Notwithstanding the foregoing, the substitution, addition or subtraction of one or more Trustees hereunder, the substitution, addition or subtraction of one or more Trust Beneficiaries hereunder, or the transfer or issuance of additional Trust Shares hereunder after the original date of execution of this Agreement shall not be considered an amendment or modification requiring the prior approval of the Company's Board of Directors, stockholders and primary outside auditors.

          (i)  Governing Law.  This Agreement shall be governed by the internal
               -------------
laws of the State of Delaware without regard to its conflict of laws principles.

          (j)  Section 218.  This Agreement is intended to create a voting trust
               -----------
pursuant to and subject to Section 218 of the Delaware General Corporation Law. If for any reason such voting trust is determined to be invalid or unenforceable, this Agreement and the relationship of the parties hereunder shall be deemed to be and shall be reconstituted as a voting agreement under
Section 218(c) of the Delaware General Corporation Law, and all provisions of this Agreement shall apply to the maximum extent possible to effectuate the intention of the parties that the substantive provisions hereof shall govern the voting of Trust Shares by or for the parties hereto.

          (k)  Equitable Remedies.  Each of the parties hereby acknowledges and
               ------------------
agrees that the legal remedies available, in the event the covenants and agreements made in this Agreement are violated, would be inadequate and that any party shall be entitled, without posting any bond or other security, to temporary, preliminary and permanent injunctive relief, specific performance and other equitable remedies in the event of such a violation, in addition to any other remedies which such party may have at law or in equity.

          (l)  COUNSEL.  BLUM AND EACH OF THE STOCKHOLDERS HAVE HAD THE
               -------
OPPORTUNITY TO CONSULT WITH HIS AND ITS OWN LEGAL ADVISORS. BLUM AND THE STOCKHOLDERS ACKNOWLEDGE THAT THE LAW FIRM OF BROBECK, PHLEGER & HARRISON LLP REPRESENTS THE COMPANY AND NOT BLUM OR THE STOCKHOLDERS.

          (m)  Restatement of Prior Voting Trust Agreement.  Each of the parties
               -------------------------------------------
hereto agrees that this Agreement supersedes and replaces that certain Voting Trust Agreement by and among Blum, Scott A. Blum Separate Property Trust, the Company and the Trustees dated June 7, 1999.



                           [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

                                    "TRUSTEES"

                                    By: __________________________________

                                    Name: ________________________________


                                    By: __________________________________

                                    Name: ________________________________


                                    By: __________________________________

                                    Name: ________________________________


                                    "STOCKHOLDERS"

                                    Scott A. Blum Separate Property Trust

                                    By: __________________________________

                                    Title: _______________________________


                                    Will Scott Blum Trust

                                    By: __________________________________

                                    Title: _______________________________

                                   Emma Rose Blum Trust

                                   By: __________________________________

                                   Title: _______________________________


                                   Scott Blum GRAT

                                   By: __________________________________

                                   Title: _______________________________

                                   "BLUM"


                                   ______________________________________
                                   Scott A. Blum
AGREED TO:

"COMPANY"

BUY.COM INC.


By: ______________________________

Title: ___________________________

                                   Exhibit A
                                   ---------


   List of Trusts Controlled by Scott A. Blum Holding Shares of BUY.COM INC.
   -------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------
                      Name                                             Shares
                      ----                                             ------
- ---------------------------------------------------------------------------------------------------
      Scott A. Blum Separate Property Trust                            81,606,765
- ---------------------------------------------------------------------------------------------------
              Will Scott Blum Trust                                     4,182,930
- ---------------------------------------------------------------------------------------------------
               Emma Rose Blum Trust                                     4,182,930
- ---------------------------------------------------------------------------------------------------
                 Scott Blum GRAT                                        9,399,840
                                                                       ----------
- ---------------------------------------------------------------------------------------------------

- ---------------------------------------------------------------------------------------------------
                  Total Shares:                                        99,372,465
                  ------------
- ---------------------------------------------------------------------------------------------------

                                   Exhibit B
                                   ---------

                               List of Trustees
                               ----------------

                                Donald Kendall
                                 James Roszak
                                 Wayne Thorson

                                   Exhibit C
                                   ---------

 List of Enities Holding Shares of BUY.COM INC. Excluded from the Voting Trust
 -----------------------------------------------------------------------------

ePartners Capital, Ltd.
Harpeth Holdings
Ingram Capital, Inc.
Ingram Entertainment Inc.
SOFTBANK America, Inc.
SOFTBANK Capital Partners L.P.
SOFTBANK Capital Partners Advisors Fund L.P
SOFTBANK Contents Fund
SOFTBANK Technology Advisors Fund L.P.
SOFTBANK Technology Ventures IV, L.P.
SOFTBANK Technology Ventures V, L.P.
SOFTBANK Technology Ventures Advisors Fund V
SOFTBANK Technology Ventures Entrepreneurs Fund V
SOFTBANK Ventures, Inc.
United Air Lines, Inc.
Vivendi, S.A.

                                   Exhibit D
                                   ---------


  List of Blum Family Members Holding Shares of Buy.Com Inc. Excluded from the
  ----------------------------------------------------------------------------
                                  Voting Trust
                                  ------------

- ------------------------------------------------------------------------------------------------------
             Name                              Shares                            Options
             ----                              ------                            -------
- ------------------------------------------------------------------------------------------------------
          William Blum                         45,000                                  -
- ------------------------------------------------------------------------------------------------------
          Perry Klebahn                             -                            750,000
- ------------------------------------------------------------------------------------------------------
          Annie Condon                              -                            150,000
- ------------------------------------------------------------------------------------------------------

                                   Exhibit E
                                   ---------

                                 BUY.COM INC.
                            A Delaware Corporation

                           Voting Trust Certificate

Certificate
No. ________                            [______] shares of Common Stock

THE SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER ENCUMBRANCE OF THIS VOTING TRUST CERTIFICATE OR THE COMMON STOCK REFERRED TO HEREIN IS SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS SET FORTH IN THE VOTING TRUST AGREEMENT DESCRIBED IN THIS CERTIFICATE AND PURSUANT TO WHICH THIS CERTIFICATE IS ISSUED. THIS CERTIFICATE AND SUCH COMMON STOCK ARE SUBJECT TO AND MAY BE TRANSFERRED OR ENCUMBERED ONLY IN ACCORDANCE WITH SUCH AGREEMENT, A DUPLICATE OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION.

     This certifies that [____________] (or its predecessor in interest) has deposited for transfer in trust to the Trustees of the BUY.COM Inc. Voting Trust (the "Trust") [____________] shares (the "Trust Shares") of the Common Stock,
      -----                               ------------
par value $___________ per share, of BUY.COM Inc., a Delaware corporation (the "Company"), under a Voting Trust Agreement, dated as of September __, 1999 (the
 -------
"Voting Trust Agreement"), by and among Scott A. Blum, The Scott A. Blum
 ----------------------
Separate Property Trust, the Company and the persons listed on Exhibit A to the Voting Trust Agreement, as Trustees (the "Trustees," which term includes any successors). This certificate and the interest represented hereby may be transferred only if permitted under the terms of the Voting Trust Agreement and is transferable only on the books of the Trustees upon the execution of the Voting Trust Agreement by such transferee and the presentation and surrender of this certificate duly endorsed for transfer. The holder of this certificate takes the same subject to all the terms and conditions of the Voting Trust Agreement, is entitled to the rights and benefits thereof and is subject to the obligations thereof. A copy of the Voting Trust Agreement may be obtained from the undersigned Trustees.

          Prior to the termination of the Voting Trust Agreement, the Trustees shall possess and be entitled to exercise, in the manner and to the extent provided in the Voting Trust Agreement, all of the rights of every kind of the holder of this certificate, including the right to vote and to take part in, or to consent to, any corporate or stockholders' action, it being expressly stipulated that no right to vote, or take part in, or to consent to, any corporate or stockholders' action, shall pass to the registered holder by, or under, this certificate.

     This certificate is not transferable except as permitted by the Voting Trust Agreement, and is not valid unless signed by the Trustees. The holder hereof, by accepting this certificate, manifests its consent that the undersigned Trustees may treat the registered holder hereof as the true owner of this certificate for all purposes.

     IN WITNESS WHEREOF, a majority of the Trustees has caused this certificate to be signed this ___ day of ________ 1999.


                                       TRUSTEES OF THE BUY.COM INC.,

                                       VOTING TRUST


                                       By:______________________________________

                                       Title:___________________________________


                                       By:______________________________________

                                       Title:___________________________________


                                       By:______________________________________

                                       Title:___________________________________